Media Contact:
FOR IMMEDIATE RELEASE	Chris Allen
ATTN: Business/Financial Editors	(312)917-8331
christopher.allen@nuveen.com

IR Contact:
Natalie Brown
(312)917-8077
natalie.brown@nuveen.com
Nuveen Investments Reports 4th Quarter and Full Year 2007 Earnings
And Assets Under Management of $164 Billion
Chicago, IL, February 28, 2008 — Nuveen Investments, Inc., a leading provider of diversified investment services, today reported fourth quarter adjusted EBITDA(1) of $109 million, up 4% from the prior year, and fourth quarter operating revenue of $210 million, an increase of 7%. Full year 2007 adjusted EBITDA(1) was $457 million, up 11% from the prior year, and full year operating revenue was $825 million, up 16%.
Fourth quarter gross sales were $5.1 billion, consistent with the 3rd quarter, but down 17% from the prior year. Gross sales in the period were comprised of $1.7 billion in institutional separate accounts, $1.8 billion in retail managed accounts, $1.3 billion in mutual funds, and $0.2 billion in closed-end funds. Full year gross sales were $26.2 billion, down 19% from the prior year. Gross sales for the year were comprised of $9.8 billion in institutional separate accounts, $8.6 billion in retail managed accounts, $6.1 billion in mutual funds, and $1.7 billion in closed-end funds.
Net outflows for the quarter were $2.2 billion, primarily driven by $2.1 billion in retail managed account outflows. Institutional net outflows were $0.2 billion in the quarter while mutual fund flows were flat. The challenging market environment in the second half of the year drove increased redemptions in mutual funds, retail managed accounts, and institutional accounts with dampened sales across all equity products.
Net flows for 2007 were $1.3 billion, a significant decline from last year’s level of $15.3 billion, primarily due to $5.7 billion in net outflows in retail managed accounts, compared to $5.5 billion in net inflows in the prior year. Institutional net flows were $3.7 billion for the year, and mutual fund net flows were $1.6 billion.
Total assets under management were $164.3 billion at December 31, 2007, compared to $161.6 billion at December 31, 2006 and $170.4 billion at the end of the prior quarter. The 2% increase in assets under management over the prior year was driven by $1.3 billion in net flows, $1.0 billion in market appreciation and $0.4 billion from the acquisition of HydePark Investment Strategies. From the prior quarter, assets under management decreased 4% due to $3.9 billion in market depreciation and $2.2 billion in net outflows.

Nuveen Investments Reports 4th Quarter and Full Year Earnings — Page 2
Operating revenue of $210 million in the fourth quarter increased 7% from the prior year driven by a 10% increase in advisory fees due to increased assets under management offset by a $4.3 million decline in performance fees and other revenue. Operating revenue decreased 2% compared to the prior quarter as a result of a $1.7 million or 1% decrease in advisory fee revenue due to slightly lower assets under management and a $3.1 million decrease in performance fees and other revenue.
Operating revenue was $825 million for the full year, an increase of 16% from the prior year driven by a 16% increase in advisory fees due to increased average assets under management and a $6.8 million increase in performance fees and other revenue.
Adjusted EBITDA(1) was $457 million for 2007, up 11% compared to 2006, and $109 million for the fourth quarter, an increase of 4% compared to 2006. This increase is primarily due to increased operating revenues for both periods.
As of December 31, 2007, cash and cash equivalents were $189 million and gross debt was $3.65 billion. These balances exclude the impact of consolidated investment vehicles in which Nuveen has no economic interest.
As previously announced, Nuveen Investments will host a conference call to discuss its second quarter results today at 10:00 am central time. To access this call live or listen to an audio replay, visit the investor relations section of the Company’s website at www.nuveen.com.
Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of NWQ, Santa Barbara, Tradewinds, Rittenhouse, Symphony and Nuveen, including the Nuveen HydePark Group. In total, the Company managed $164 billion in assets as of December 31, 2007.
FORWARD-LOOKING STATEMENTS
Certain statements made by the Company in this release are forward-looking statements. The Company’s actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, the Company’s reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.
Financial Tables Follow

Nuveen Investments
Adjusted EBITDA (1)
Unaudited
(in thousands)

	2007	2006	Q4 2007	Q4 2006
	Adjusted	Adjusted	Adjusted	Adjusted
	EBITDA	EBITDA	EBITDA	EBITDA

Operating Revenues (2)
Advisory Fees	792,264	685,847	201,413	183,725
Underwriting & Distribution Revenue	6,796	4,745	1,800	1,077
Performance Fees/Other	25,999	19,236	6,519	10,798

Total Operating Revenue	825,059	709,828	209,732	195,600

Adjusted Operating Expenses (3)
Compensation and Benefits	268,548	217,946	72,028	66,810
Advertising & Product Promotion	16,336	13,500	4,082	4,427
Occupancy & Equipment	17,206	14,759	4,346	3,845
Travel & Entertainment	11,341	10,158	3,454	3,082
Outside & Professional Services	37,520	30,811	10,781	8,713
Other Operating Expenses	14,328	14,043	4,243	3,616
Minority Interest	7,566	6,153	1,818	1,708

Total Operating Expenses	372,845	307,370	100,751	92,201

Adjusted Other Income/(Expense) (3)	4,286	7,871	508	1,974

Adjusted EBITDA (1)	456,500	410,329	109,488	105,374

(1)	Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented on an adjusted basis consistent with the definitions included in our Bank Credit Agreement. Adjusted EBITDA is a non-GAAP financial measure and has been included because it is a basis upon which our management assesses and will assess our operating performance. Adjusted EBITDA is not a measure of our liquidity or financial performance under GAAP. Our measure of adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

(2)	Balances exclude the impact of consolidated investment vehicles in which Nuveen has no economic interest, but are calculated in accordance with GAAP.

(3)	Balances exclude the impact of consolidated investment vehicles in which Nuveen has no economic interest and include adjustments consistent with our bank credit agreement and thus are non-GAAP financial measures.

NUVEEN INVESTMENTS
Sales, Net Flows, and Assets Under Management
For the Years Ended December 31, 2006 and December 31, 2007
Unaudited

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
GROSS SALES (in millions):

Mutual funds	$1,347	1,505	1,374	1,416	5,642
Managed accounts—retail	7,230	4,875	2,500	2,517	17,122
Managed accounts —institutional	1,532	2,581	2,450	2,183	8,747
Closed-end funds	—	226	369	—	595
Total funds and accounts	$10,109	9,187	6,694	6,116	32,106

NET FLOWS (in millions):

Mutual funds	$864	856	886	1,015	3,622
Managed accounts—retail	4,114	2,178	(454)	(350)	5,488
Managed accounts —institutional	932	1,811	1,590	1,275	5,607
Closed-end funds	(6)	228	380	15	616
Total funds and accounts	$5,903	5,072	2,402	1,955	15,332

MANAGED FUNDS AND ACCOUNTS (in millions):
ASSETS UNDER MANAGEMENT:
Beginning of period	$136,117	145,017	148,994	154,167	136,117
Acquisition of HydePark accounts	—	—	—	—	—
Sales — funds and accounts	10,109	9,187	6,694	6,116	32,106
Dividend reinvestments	64	86	102	247	498
Redemptions and withdrawals	(4,269)	(4,200)	(4,394)	(4,409)	(17,272)
Total net flows into funds and accounts	5,903	5,072	2,402	1,955	15,332
Appreciation/ (depreciation)of managed assets	2,997	(1,096)	2,771	5,487	10,160
End of period	$145,017	148,994	154,167	161,609	161,609

RECAP BY PRODUCT TYPE (in millions):
Mutual funds	$15,398	16,133	17,407	18,532
Closed-end funds	51,813	51,388	52,791	52,958
Managed accounts—retail	53,651	55,277	55,633	58,556
Managed accounts — institutional	24,154	26,195	28,335	31,563
Total assets under management	$145,017	148,994	154,167	161,609

	2006
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
RECAP BY MANAGER (in millions):
Nuveen	$75,001	75,067	77,190	78,324
NWQ	31,806	32,145	33,066	35,564
Rittenhouse	5,072	4,159	3,687	3,519
Santa Barbara	4,037	4,169	4,429	4,576
Symphony	6,251	6,874	7,172	7,656
Tradewinds	22,850	26,579	28,623	31,970
HydePark	—	—	—	—
Total assets under management	$145,017	148,994	154,167	161,609
RECAP BY STYLE (in millions):
Equity—based	$70,019	73,759	76,811	82,819
Municipals	60,585	60,643	62,765	63,751
Taxable income—oriented	14,414	14,591	14,591	15,039
Total assets under management	$145,017	148,994	154,167	161,609

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
GROSS SALES (in millions):

Mutual funds	$1,682	1,859	1,212	1,314	6,066
Managed accounts—retail	2,759	2,260	1,764	1,809	8,592
Managed accounts —institutional	3,398	2,576	2,112	1,703	9,789
Closed—end funds	296	1,133	47	231	1,706
Total funds and accounts	$8,134	7,827	5,135	5,057	26,153

NET FLOWS (in millions):

Mutual funds	$1,015	621	(3)	(32)	1,601
Managed accounts—retail	(547)	(1,253)	(1,782)	(2,125)	(5,707)
Managed accounts —institutional	2,249	1,390	337	(244)	3,733
Closed—end funds	316	1,147	38	217	1,717
Total funds and accounts	$3,033	1,906	(1,411)	(2,184)	1,344

MANAGED FUNDS AND ACCOUNTS (in millions):

ASSETS UNDER MANAGEMENT:
Beginning of period	$161,609	166,095	171,602	170,394	161,609
Acquisition of HydePark accounts	—	363	—	—	363
Sales — funds and accounts	8,134	7,827	5,135	5,057	26,153
Dividend reinvestments	103	108	109	390	709
Redemptions and withdrawals	(5,204)	(6,029)	(6,655)	(7,630)	(25,518)
Total net flows into funds and accounts	3,033	1,906	(1,411)	(2,184)	1,344
Appreciation/(depreciation)of managed assets	1,453	3,238	203	(3,903)	991
End of period	$166,095	171,602	170,394	164,307	164,307

RECAP BY PRODUCT TYPE (in millions):
Mutual funds	$19,584	20,160	19,967	19,195
Closed—end funds	53,091	53,423	53,234	52,305
Managed accounts—retail	58,713	59,495	58,119	54,919
Managed accounts — institutional	34,707	38,524	39,074	37,888
Total assets under management	$166,095	171,602	170,394	164,307

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
RECAP BY MANAGER (in millions):
Nuveen	$79,430	78,564	77,488	76,281
NWQ	36,277	38,599	37,352	34,575
Rittenhouse	3,333	3,235	3,258	2,982
Santa Barbara	4,583	5,040	5,073	4,571
Symphony	8,953	10,294	10,428	10,823
Tradewinds	33,518	35,316	35,143	33,281
HydePark	—	553	1,653	1,794
Total assets under management	$166,095	171,602	170,394	164,307

RECAP BY STYLE (in millions):
Equity-based	$85,531	90,728	89,276	83,577
Municipals	64,519	64,014	64,156	64,121
Taxable income—oriented	16,045	16,859	16,962	16,609
Total assets under management	$166,095	171,602	170,394	164,307